NUMBER
BNY-0335

AMERICAN DEPOSITARY SHARES

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR CLASS H ORDINARY SHARES
PAR VALUE RMB 1.00 EACH OF
ALUMINUM CORPORATION OF CHINA LIMITED
(INCORPORATED UNDER THE LAWS OF THE PEOPLE'S REPUBLIC OF CHINA)

(Each American Depositary Share represents one-hundred (100) deposited Shares)

CUSIP 022276 10 9
SEE REVERSE FOR CERTAIN DEFINITIONS

The Bank of New York, as depositary (hereinafter called the "Depositary"), hereby certifies that

or registered assigns is the Owner of

Specimen

American Depositary Shares

EFFECTIVE OCTOBER 10, 2006 THE COMPANY'S AMERICAN DEPOSITARY SHARE (ADS) RATIO CHANGED FROM 1:100 (ONE ADS EQUALING ONE HUNDREDS ORDINARY SHARE) TO 1:25 (ONE ADS EQUALING TWENTY-FIVE ORDINARY SHARES).

representing deposited Class H ordinary shares, par value RMB 1.00 per share (herein called "Shares") of Aluminum Corporation of China Limited, incorporated under the laws of The People's Republic of China (herein called the "Company"). At the date hereof, each American Depositary Share represents one-hundred (100) Shares deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the Hong Kong office of The HongKong and Shanghai Banking Corporation Limited (herein called the "Custodian"). The Depositary's Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

1. **THE DEPOSIT AGREEMENT.** This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of December 12, 2001 (herein called the "Deposit Agreement"), by and among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

The Owner of this Receipt agrees that, by accepting this Receipt, such Owner shall hold such Receipt subject to, and with the obligations of, the provisions hereof and of the Deposit Agreement.

2. **SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.** Upon surrender at the Corporate Trust Office of the Depositary of this Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and upon payment of the fee of the Depositary provided in this Receipt and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of Deposited Securities, and subject to the terms and conditions of the Deposit Agreement, applicable law and the Deposited Securities, the Owner hereof is entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the delivery of (a) Shares in the name of the Owner hereof or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer to the Owner hereof or as ordered by him and (b) any other securities, property and cash to which such Owner is then entitled in respect of this Receipt. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof. The Depositary shall not deliver Shares, except upon the receipt and cancellation of Receipts.

Dated:

Countersigned:

AUTHORIZED OFFICER

THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK, N.Y. 10286

THE BANK OF NEW YORK,
as Depositary

By:

TIMOTHY F. KEANEY
MANAGING DIRECTOR

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS OF THE DEPOSIT AGREEMENT

3. TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS. The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and duly stamped as may be required by the laws of the State of New York and of the United States and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. [illegible]

4. LIABILITY OF OWNER OR BENEFICIAL OWNER FOR TAXES. If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner hereof to the Depositary. [illegible]

5. WARRANTIES ON DEPOSIT OF SHARES. [illegible]

6. FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION. [illegible]

7. CHARGES OF DEPOSITARY. [illegible]

The Depositary, subject to Article 8 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

8. PRE-RELEASE OF RECEIPTS. [illegible]

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9. TITLE TO RECEIPTS. [illegible]

10. VALIDITY OF RECEIPT. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.

11. REPORTS; INSPECTION OF TRANSFER BOOKS. [illegible]

12. DISTRIBUTIONS AND DIVIDENDS. [illegible]

13. RIGHTS. [illegible]

14. CONVERSION OF FOREIGN CURRENCY. [illegible]

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable. [illegible]

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its reasonable discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

15. RECORD DATES. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of owners of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it reasonably necessary or convenient, the Depositary shall fix a record date, which, if practicable, shall be the record date, if any, established by the Company for such purpose or, if different as near thereto as practicable (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (iii) obligated to pay any charges pursuant to clause (9) of Section 5.09 of the Deposit Agreement or (b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement and Article 7 of this Receipt.

16. VOTING OF DEPOSITED SECURITIES. Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter mail to the Owners of Receipts a notice, the form of which notice shall contain (a) such information as is contained in such notice of meeting received by the Depositary from the Company, (b) a statement that the Owners of Receipts as of the close of business on a specified record date will be entitled, subject to any applicable provision of PRC law or regulation, if any, and of the Articles of Association of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which and the date by which such instructions may be given, including an express statement that instructions may be given (or, if the Depositary does not receive instructions from the Owner on or before the date established by the Depositary for such purpose, will be deemed to have been given as described below) to the Depositary to grant a discretionary proxy with respect to such Shares or other Deposited Securities to a person designated by the Company. Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose (the "Instruction Date"), the Depositary shall insofar as practicable vote or cause to be voted the amount of Shares or other Deposited Securities represented by such American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request, including any instruction to grant a discretionary proxy to a person designated by the Company. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions, except that, if after complying with the procedures described in this Article 16, the Depositary does not receive instructions from the Owner of a Receipt on or before the date established by the Depositary for such purpose, the Depositary will be deemed to have been instructed to grant, and will grant, a discretionary proxy for the Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to a person designated by the Company provided, that no such proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares.

There can be no assurance that the Owners generally or any Owner in particular will receive the notice described in this Article sufficiently prior to the date established by the Depositary for receipt of instructions to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

17. CHANGES AFFECTING DEPOSITED SECURITIES. In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

18. LIABILITY OF THE COMPANY AND DEPOSITARY. Neither the Depositary nor the Company nor any of their respective directors, officers, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner, if by reason of any provision of any present or future law or regulation of the United States, Hong Kong or any other country, or of any other governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company or any of their respective directors, officers, employees, agents or affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company or any of their respective directors, officers, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement or for any other reason, such distribution or offering may not be made available to Owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or Beneficial Owners of Receipts, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Company nor any of their respective directors, officers, employees, agents or affiliates shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company nor any of their respective directors, officers, employees, agents or affiliates shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Beneficial Owner of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, the Custodian and the Company and each of their respective directors, officers, employees, agents and affiliates may rely and shall be protected in acting upon any written notice, request, direction or other document or instrument reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable expenses of counsel) which may arise out of registration with the Commission of Receipts, American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States or out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified, or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates except to the extent that such liability or expense arises out of information relating to the Depositary or the Custodian, as applicable, furnished in writing to the Company by the Depositary, as applicable, expressly for use in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the Receipts or the American Depositary Shares represented thereby and not materially altered. The indemnities contained in the preceding paragraph shall not extend to any liability or expense which may arise out of any "Pre-release Transaction". For purposes of this provision, the term "Pre-release Transaction" means any transaction entered into by the Depositary (other than any such transaction to which the Company is a party) to implement or carry out any one or more Pre-releases (including without limitation any transaction pursuant to Section 2.09 of the Deposit Agreement), but does not include the execution and delivery, transfer or exchange, or surrender and cancellation of any Pre-released Receipts or any other act performed or omitted in accordance with the provisions of the Deposit Agreement or the Receipts. In addition, for the avoidance of doubt, it is understood that the first sentence of this subparagraph shall not apply to any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian (other than the Company), as applicable, furnished in writing and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or, (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading. The Depositary agrees to indemnify the Company, its directors, officers, employees, agents and affiliates and hold them harmless from any liability or expense (including, but not limited to, reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, officers, employees, agents and affiliates due to their negligence or bad faith.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19. RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.

The Depositary may at any time be removed by the Company by 120 days prior written notice of such removal, which shall become effective upon the later to occur of (i) the 120th day after delivery of the notice to the Depositary or (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Whenever the Depositary in its reasonable discretion determines that it is in the best interest of the Owners of Receipts to do so, it may, with notice to the Company, appoint a substitute or additional custodian or custodians.

20. AMENDMENT. The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners of Receipts in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees and cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner Of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law.

21. TERMINATION OF DEPOSIT AGREEMENT. The Depositary at any time at the direction of the Company, shall terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and except for its obligations to the Company under Section 5.08 of the Deposit Agreement. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 of the Deposit Agreement.

22. DISCLOSURE OF INTERESTS. The Company may from time to time request Owners and Beneficial Owners to provide information (a) as to the capacity in which such Owners and Beneficial Owners own or owned American Depositary Shares (b) regarding the identity of any other persons then or previously interested in such American Depositary Shares and (c) the nature of such interest and various other matters. Each Owner and Beneficial Owner agrees to provide any information requested by the Company or the Depositary pursuant to this Article 22. The Depositary agrees to use reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to the Owners and Beneficial Owners and to forward in a timely manner to the Company any responses to such requests received by the Depositary to the extent permitted by applicable law.

Owners and Beneficial Owners will be subject to the provisions of the Hong Kong Securities (Disclosure of Interests) Ordinance (the "Ordinance") and any other legislation or regulations of Hong Kong from time to time in effect regarding the disclosure of interests in Shares. For the purposes of this Article, the term "interest" shall have the meaning ascribed thereto in the Ordinance. Under the Ordinance, an Owner or Beneficial Owner may have a duty to notify the Company if such Owner or Beneficial Owner becomes aware that its interest in Shares (including its interest in Shares represented by American Depositary Shares) equals or exceeds 10% or more of the issued Share capital of the Company. Such Owner or Beneficial Owner may be required to further notify the Company of certain changes in such Owner's or Beneficial Owner's interest in the Shares, or if such Owner or Beneficial Owner ceases to have an interest in 10% or more of the issued Share capital of the Company. Under the Ordinance, the Company has certain rights and duties to make inquiries to persons whom the Company knows or has reasonable cause to believe to be interested in the Shares (including in Shares represented by American Depositary Shares) concerning such persons' interest in the Shares. In the event that any person with whom the Company has made such inquiry fails to respond thereto, or provides false information in response thereto, such person may also be subject to sanctions and criminal penalties. The Depositary agrees that it shall use reasonable efforts to assist the Company in obtaining such information with respect to American Depositary Shares, provided that, nothing herein shall be interpreted as obligating the Depositary to provide or obtain any such information not provided to the Depositary by such Owners or Beneficial Owners or otherwise in the possession of the Depositary.

23. COMPLIANCE WITH U.S. SECURITIES LAWS. Notwithstanding anything in the Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to permit the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

24. SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS. The Company hereby (i) irrevocably designates and appoints CT Corporation System, 111 Eighth Avenue, New York, New York 10019, in the State of New York, as the Company's authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Agreement, and (ii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company agrees to deliver, upon the execution and delivery of the Deposit Agreement, a written acceptance by such agent of its appointment as such agent. The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or the Agreement remains in force. In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.

25. WAIVER OF IMMUNITIES. To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

26. ARBITRATION; SETTLEMENT OF DISPUTES. (i) Any controversy, claim or cause of action brought by any party or parties hereto against any other party or parties hereto arising out of or relating to the Deposit Agreement shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

(ii) The place of the arbitration shall be the City of New York, State of New York, United States of America, and the language of the arbitration shall be English.

(iii) The number of arbitrators shall be three, each of whom shall be disinterested in the dispute or controversy, shall have no connection with any party thereto, and shall be an attorney experienced in international securities transactions. Each party shall appoint one arbitrator and the two arbitrators shall select a third arbitrator who shall serve as chairperson of the tribunal. If a dispute, controversy or cause of action shall involve more than two parties, the parties shall attempt to align themselves in two sides (i.e., claimant and respondent), each of which shall appoint one arbitrator as if there were only two parties to such dispute, controversy or cause of action. If either or both parties fail to select an arbitrator, or if such alignment (in the event there is more than two parties) shall not have occurred, within sixty (60) calendar days after the initiating party serves the arbitration demand or the two arbitrators fail to select a third arbitrator within sixty (60) calendar days of the selection of the second arbitrator, the American Arbitration Association shall appoint the arbitrator or arbitrators in accordance with its rules. The parties and the American Arbitration Association may appoint the arbitrators from among the nationals of any country, whether or not a party is a national of that country.

(iv) The arbitrators shall have no authority to award damages not measured by the prevailing party's actual damages and shall have no authority to award any consequential, special or punitive damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of the Deposit Agreement.

(v) In the event any third-party action or proceeding is instituted against the Depositary relating to or arising from any act or failure to act by the Company, the Company hereby submits to the personal jurisdiction of the court or administrative agency in which such action or proceeding is brought.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Receipt, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT – ________ Custodian ________
(Cust) (Minor)
under Uniform Gifts to Minors Act ________
(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

For Value Received, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

the within American Depositary Receipt and all rights and interests represented thereby, and does hereby irrevocably constitute and appoint